Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT

THIS AGREEMENT	is made as of November 20, 2008

TO:	GMAC LLC, a Delaware limited liability company, as Lender (together with its successors and assigns, the “Lender”);

GRANTED BY:	GMAC RESIDENTIAL FUNDING OF CANADA, LIMITED, a company organized under the laws of Canada, together with its successors and assigns, the “Grantor”);

WHEREAS, pursuant to a Loan Agreement, dated as of the date hereof, between the Grantor, as Borrower (the “Borrower”), and the Lender, as Lender (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), the Lender agreed to make a loan to the Borrower (the “Loan”);

AND WHEREAS, as a requirement under the Loan Agreement and the making of the Loan under the Loan Agreement, the Grantor is required to execute and deliver this Agreement.

NOW THEREFORE, the parties agree as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Defined Statutory Terms

Unless the context otherwise requires or unless otherwise specified, all the terms used in this Agreement without initial capitals, which are defined in the PPSA (as defined below) or the STA (as defined below), have the same meanings in this Agreement as in the PPSA or the STA, as applicable.

1.2	Definitions

Wherever used in this Agreement (including in the recitals hereto), all capitalized terms used and not defined have the meanings ascribed to them in the Loan Agreement and the following words and terms have the meanings set out below:

“1020491” means 1020491 Alberta Ltd., a corporation existing under the laws of Alberta;

“1020491 Shares” means all of the issued and outstanding shares of 1020491;

“CDIC” means the Canada Deposit Insurance Corporation;

“Control Agreement” means any present or future agreement or agreements entered into by the Grantor, the Lender and the applicable issuer, securities intermediary or futures intermediary, whereby the parties intend for the Lender to obtain control of Pledged Securities;

PLEDGE AND SECURITY AGREEMENT

“Governmental Authority” means any U.S., Canadian, state, provincial or municipal entity, any foreign government and any political subdivision or other executive, legislative, administrative, judicial, quasi-judicial or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign;

“Issuers” means the issuers in respect of all securities now or in the future held at any time or from time to time by the Grantor or its nominee or agent, including those issuers listed on Schedule 4.1(b);

“Lien” means any lien, mortgage, hypothec, pledge, assignment, security interest, charge or encumbrance of any kind and any option, trust or other preferential arrangement having the practical effect of any of the foregoing which secures payment or performance of an obligation;

“OSFI” means the Office of the Superintendent of Financial Institutions (Canada);

“Pledged Securities” means (i) all the securities listed on Schedule 4.1(d), as such schedule may be amended or replaced from time to time, including all warrants and options relating to such securities and any substitutions, additions and proceeds arising out of any consolidation, subdivision, reclassification, conversion, stock dividend or similar increase or decrease in or alteration of the capital of such Persons or any other event and any securities acquired pursuant to the exercise of a right or offer granted or made by the Grantor to the extent that any such right or offer arises out of the ownership of any shares in the capital of such Persons; and (ii) all Proceeds therefrom and all interest, dividends, distributions, income or revenue thereon and therefrom, including personal property in any form derived directly or indirectly from any dealing with such property or proceeds therefrom, and any payment as indemnity or compensation for loss or damage to such property or any right to such payment, and any payment made in total or partial discharge or redemption of such property;

“PPSA” means the Personal Property Security Act, R.S.O. 1990, c.P.10;

“Proceeds” means all proceeds and personal property in any form derived directly or indirectly from any dealing with all or any part of the Pledged Securities, and proceeds of proceeds and any part of any such proceeds;

“RCC” means ResMor Capital Corporation, a corporation existing under the laws of Alberta;

“RCC Shares” means all of the issued and outstanding shares of RCC owned by the Grantor;

“ResMor Trust” means ResMor Trust Company, a Canadian federally incorporated trust company;

PLEDGE AND SECURITY AGREEMENT

“Securities Account” means all of the present or future securities accounts maintained for the Grantor by a securities intermediary, including all of the financial assets credited to such securities accounts, all related securities entitlements and the agreements between the Grantor and the securities intermediary governing such securities accounts;

“Security Interest” means the security interest granted under Section 2.1; and

“STA” means the Securities Transfer Act, 2006, S.O. 2006, c. 8.

1.3	Certain Rules of Interpretation

In this Agreement:

(a)	Governing Law – This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Grantor may be found.

(b)	Headings – Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(c)	Including – Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(d)	No Strict Construction – The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(e)	Number and Gender – Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(f)	Severability – If, in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

(g)	Statutory references – A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, revises, restates, supplements or supersedes any such statute or any such regulation or, in each case, any provision thereof.

(h)	Time – Time is of the essence in the performance of the parties’ respective obligations.

PLEDGE AND SECURITY AGREEMENT

(i)	References to Agreements – The term “this Agreement” refers to this agreement including all schedules, amendments, supplements, extensions, renewals, replacements, novations or restatements from time to time, in each case as permitted, and references to “Articles” or “Sections” means the specified Articles or Sections of this Agreement.

(j)	Paramountcy – Except as otherwise specifically provided in this Agreement, in the event of any conflict or inconsistency between a term or provision of this Agreement and a term or provision of the Loan Agreement, the provisions of the Loan Agreement shall govern and prevail to the extent required to resolve the conflict or inconsistency and to the extent necessary to preserve the rights of the Lender in the Pledged Securities. Any right or remedy in this Agreement which may be in addition to the rights and remedies contained in the Loan Agreement shall not constitute a conflict, inconsistency, ambiguity or difference.

1.4	Entire Agreement

This Agreement, together with the other Loan Documents constitutes the entire agreement between the parties and set out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, express, implied or collateral between the parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and the other Loan Documents.

1.5	Schedules

The schedules to this Agreement, as listed below, are an integral part of this Agreement:

Schedule	Description

4.1(b)	Issuers

4.1(d)	Pledged Securities

ARTICLE 2

SECURITY INTERESTS

2.1	Security Interest

As continuing security for the repayment and the performance of the Obligations of the Grantor, the Grantor grants to the Lender, a first continuing, specific and fixed security interest (the “Security Interest”) in all of the Grantor’s Pledged Securities.

2.2	Fixed Nature of Security Interests

The Security Interest is intended to operate as a fixed and specific charge of all of the Pledged Securities presently existing, and with respect to all future Pledged Securities, to operate as a fixed and specific charge of such future Pledged Securities.

PLEDGE AND SECURITY AGREEMENT

2.3	Attachment

The Grantor acknowledges that value has been given. The Security Interest of the Grantor is intended to attach, as to all of the Pledged Securities, upon the execution by the Grantor of this Agreement.

2.4	Pledged Securities

The Grantor delivers to and deposits with the Lender all security or other certificates evidencing the Pledged Securities held by the Grantor together with all other necessary documents and effective endorsements to enable the Lender or its agent or nominee, as the Lender may direct, to be registered as the owner of and to transfer or sell or cause to be transferred or sold the Pledged Securities upon any enforcement of the Lender’s rights and remedies. If the Grantor acquires any security certificates evidencing the Pledged Securities held by the Grantor after the date of this Agreement, the Grantor shall as soon as practicable deliver and deposit all such security certificates to the Lender, its agent or nominee, together with all other necessary documents and effective endorsements to enable the Lender or its agent or nominee to be registered as the owner of and to transfer or sell or cause to be transferred or sold such Pledged Securities upon any enforcement of the Lender’s rights and remedies. To the extent that any of the Pledged Securities are uncertificated securities registered in the name of the Grantor or its nominee or agent, the Grantor shall immediately:

(a)	cause the issuer of the Pledged Securities to register the Lender or its agent or nominee, as the Lender may direct, as the registered owner of such Pledged Securities; or

(b)	deliver to the Lender an irrevocable agreement of the issuer of such Pledged Securities satisfactory to the Lender that the issuer will comply with instructions that are originated by the Lender without the further consent of the Grantor.

Notwithstanding the foregoing, the Lender may, at its sole and unfettered discretion, require that the Pledged Securities be registered at any time in the name of the Lender or as it may direct.

ARTICLE 3

OBLIGATIONS SECURED

3.1	Obligations

The Security Interest constitutes and will constitute continuing security for the following obligations of the Grantor to the Lender pursuant to the Loan Documents:

(a)	Indebtedness – The prompt payment, as and when due and payable, of all Obligations; and

(b)	Performance of Agreements – The strict performance and observance by the Grantor of all agreements, warranties, representations, covenants and conditions of the Grantor made pursuant to this Agreement and the other Loan Documents, in each case as now in effect or as subsequently entered into, amended, restated, supplemented, renewed, extended or replaced from time to time.

PLEDGE AND SECURITY AGREEMENT

ARTICLE 4

GRANTOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1	Representations and Warranties

The Grantor represents and warrants to the Lender the matters set out below:

(a)	Place of Business of Grantor - The following are the Grantor’s places of business, chief executive office and registered or head office:

Place of Business and Chief Executive Office:

3250 Bloor Street West, East Tower, Suite 1400

Etobicoke, Ontario,

M8X 2X9

Registered Office:

Suite 5300, TD Bank Tower

Toronto Dominion Centre

Toronto, Ontario

M5K 1E6

(b)	No Other Corporate Names or Styles – It does not carry on business under or use any name or style other than the names specified in this Agreement, including any names in the French language.

(c)	Authority of Grantor - Grantor is a corporation organized and existing under the laws of Canada. Grantor has good and sufficient company power, authority and right to enter into and deliver this Agreement and to complete the transactions to be completed by Grantor hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been approved by all the directors of ResCap, including its independent directors, under Section 2(b) of the Amended and Restated Operating Agreement, dated as of November 27, 2006, between General Motors Corporation, GMAC and ResCap. This Agreement constitutes a valid and legally binding obligation of Grantor, enforceable against Grantor in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies. Grantor is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

(d)	Ownership of Pledged Securities –

(i)	Schedule 4.1(d) sets forth all the Pledged Securities owned by the Grantor and such Pledged Securities constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective Issuers thereof indicated on such Schedule 4.1(d);

PLEDGE AND SECURITY AGREEMENT

(ii)	The Grantor is the registered and beneficial owner of, and has good title to, the Pledged Securities held by the Grantor, subject only to the Security Interest;

(iii)	The Pledged Securities have been duly issued and are outstanding as fully paid and non-assessable securities and all of the warrants and options relating thereto are in full force and effect;

(iv)	The 1020491 Shares constitute all of the issued and outstanding shares or other equity interests (including any rights to acquire such interests) of 1020491. The authorized capital of 1020491 consists of an unlimited number of common shares without nominal or par value. There are 9,885,613.35 issued and outstanding 1020491 Shares, and Grantor is the owner of all right, title and interest (record and beneficial) in and to all of the 1020491 Shares, free and clear of any Lien. All of the 1020491 Shares have been duly authorized, validly issued and are outstanding as fully paid and non-assessable shares.

(v)	The RCC Shares constitute all of the issued and outstanding shares or other equity interests (including any rights to acquire such interests) of RCC owned by the Grantor. The authorized capital of RCC consists of an unlimited number of Class A Common Shares of RCC and an unlimited number of Class B Common Shares of RCC. There are 11,393 issued and outstanding Class A Common Shares. Grantor is the owner of all right, title and interest (record and beneficial) in and to 1,508 Class A Common Shares, and 1020491 is the owner of all right, title and interest (record and beneficial) in and to 9,885 Class A Common Shares, in each case free and clear of any Lien. There are 100,000 issued and outstanding Class B Common Shares of RCC. Grantor is the owner of all right, title and interest (record and beneficial) in and to 38,665 Class B Common Shares, and 1020491 is the owner of all right, title and interest (record and beneficial) in and to 61,335 Class B Common Shares, in each case free and clear of any Lien. All of the RCC Shares have been duly authorized, validly issued and are outstanding as fully paid and non-assessable shares.

(vi)	None of the rights of the Grantor arising as the legal and beneficial owner of the Pledged Securities held by the Grantor have been surrendered, cancelled or terminated;

(vii)	There is no default or dispute existing in respect of the Pledged Securities;

(viii)	All of the Pledged Securities are certificated and the articles of association or other constating documents, as applicable, of each Issuer that is a limited liability company expressly states that the Pledged Securities thereof are “securities” for the purposes of the STA;

PLEDGE AND SECURITY AGREEMENT

(e)	No delivery has occurred in respect of any Pledged Securities that constitute uncertificated securities of the Issuers other than any delivery in favour of the Lender (in respect of Pledged Securities that have the Lender named as the registered owner thereof);

(f)	The Grantor has not given its consent to any agreement whereby any of the Issuers agree to comply with instructions that are originated by any Person other than the Grantor in respect of any Pledged Securities that constitute uncertificated securities, without the further consent of the Grantor, other than any such consents given by the Grantor relating to agreements for instructions to be originated by the Lender; and

(g)	No consent of, or declaration, filing or registration with, CDIC, OSFI or any other Governmental Authority or Person is required to be obtained or made, as applicable, by the Grantor, RCC or 1020491 or ResMor Trust in connection with the execution, delivery and performance of its obligations under this Agreement and the other Loan Documents, or the consummation of the transactions contemplated by this Agreement or the other Loan Documents, except for consents, declarations, filings and registrations the failure to have which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of the Grantor to consummate the transactions contemplated hereby and satisfy all its obligations hereunder.

All representations and warranties of the Grantor made in this Agreement or in any certificate or other document delivered by or on behalf of the Grantor to or for the benefit of the Lender are material, shall survive and shall not merge upon the execution and delivery of this Agreement and shall continue in full force and effect. The Lender shall be deemed to have relied upon such representations and warranties notwithstanding any investigation made or lack thereof by or on behalf of the Lender at any time.

4.2	Covenants

The Grantor covenants and agrees that:

(a)	Notification to Lender – It shall as soon as practicable notify the Lender of:

(i)	Claims and Liens – any claim or Lien made or asserted against any of the Pledged Securities; and

(ii)	Loss or Damage – all loss or damage to or loss of possession of all or any part of the Pledged Securities other than by disposition in accordance with the terms of this Agreement;

and the Grantor shall, at its own expense, defend the Pledged Securities against any and all such claims or Liens other than as permitted pursuant to the Loan, including any adverse claim as defined in the STA, and against any and all such suits, actions or proceedings;

PLEDGE AND SECURITY AGREEMENT

(b)	Delivery of Documents – It shall deliver to the Lender as soon as practicable upon request:

(i)	Documents – any certificated securities to be pledged pursuant to this Agreement and upon such delivery, where applicable, duly endorse the same for transfer in blank or as the Lender may direct; and

(ii)	Other Information – such information concerning the Pledged Securities, the Grantor and the Grantor’s business and affairs as the Lender may reasonably request;

(c)	Changes and Other Names – It shall not, without giving 15 days prior written notice to the Lender, (i) change its name nor add a French form of name as it appears in official filings in the jurisdiction of its organization; (ii) change its registered office, head office, chief executive office, places of business, corporate offices, or the location of its books and records; (iii) change the type of entity that it is; (iv) change its jurisdiction of incorporation or organization;

(d)	No Affecting the Security – It shall not do, permit or suffer to be done anything to adversely affect the ranking, validity or perfection of the Security Interest; and

(e)	Investment Property –

(i)	Additional Certificates – If the Grantor shall become entitled to receive or shall receive any security certificate, option or right in respect of the Pledged Securities, the Grantor shall accept as the Lender’s agent, and shall hold such security certificates in trust for the Lender and immediately deliver them to the Lender (or to the Lender’s agent or nominee, as the Lender may direct) in the exact form received, together with the documents and effective endorsements to enable the Lender or its nominee to be registered as owner, to be held by the Lender as additional security for the Obligations. Upon the occurrence of an Event of Default which is continuing, any sums paid in respect of the Pledged Securities upon the liquidation or dissolution of the Issuers shall forthwith be paid to the Lender to be held by it as part of the Pledged Securities. Upon the occurrence of an Event of Default which is continuing, any distribution of capital shall be made in respect of the Pledged Securities or any property shall be distributed with respect to the Pledged Securities pursuant to the recapitalization, reclassification or reorganization of the capital of the Issuers, the property so distributed shall forthwith be delivered to the Lender or its agent or nominee as the Lender may direct to be held by it as part of the Pledged Securities. Upon the occurrence of an Event of Default which is continuing, if any money or property paid or distributed in respect of the Pledged Securities shall be received by the Grantor, the Grantor shall, until such money or property is paid or delivered to the Lender, hold the money or property in trust for the Lender, segregated from other funds of the Grantor, as part of the Pledged Securities;

PLEDGE AND SECURITY AGREEMENT

(ii)	Issuance of Additional Securities – It shall not permit any issuance of additional securities in the capital of the Issuers unless all such additional securities are, immediately upon their issuance, pledged with a first priority security interest in favour of the Lender and the Grantor does, or causes to be done, all such acts and things and provides such agreements, instruments and documents necessary for the Lender to obtain control of such additional securities within the meaning of the STA;

(iii)	Equity Interests – The Grantor shall not acquire any interest in, or title to, any uncertificated security or any share, participation or other interest of or in any Issuer, or in property or an enterprise of any Issuer, that is not a security within the meaning of the STA (each an “Equity Interest”) without, prior to obtaining or acquiring such Equity Interest, receiving from the Lender confirmation that all agreements, instruments, documents and things have been provided, and all acts and things have been done, that are determined by the Lender to be necessary or desirable to ensure that the Lender has and will continue to have a valid and perfected first priority Lien in such Equity Interest securing the Obligations.

(iv)	No Transfer – It shall not sell, dispose of, assign, convey or otherwise transfer any of the Pledged Securities, or any rights thereunder other than pursuant to the Purchase Agreement;

(v)	Constating Documents – It shall not, without the prior written consent of the Lender, amend the articles of association or other constating documents of any limited liability company that is an Issuer if such amendment would result in any Pledged Securities ceasing to be a security within the meaning of the STA;

(vi)	No Granting of Control – It shall not:

(A)	deliver any Pledged Securities that constitute uncertificated securities to any Person other than the Lender; or

(B)	consent to any agreement whereby any Issuer agrees to comply with instructions that are originated by any Person other than the Lender in respect of any Pledged Securities held by the Grantor that constitute uncertificated securities.

ARTICLE 5

RIGHT TO DEAL

5.1	Rights before Default

Until the occurrence of an Event of Default which is continuing and subject to the terms of this Agreement, the Grantor is entitled to deal with the Pledged Securities in the ordinary course of

PLEDGE AND SECURITY AGREEMENT

business, provided that no such action shall be taken by the Grantor or permitted by the Grantor to be taken by another party which would impair the effectiveness of the Security Interests or the value of the Pledged Securities or which would be inconsistent with or violate the provisions of this Agreement, any other Loan Document or any Control Agreement. Upon the occurrence of an Event of Default which is continuing, the Grantor shall and shall be deemed to hold all Proceeds in trust, separate and apart from other money, instruments, investment property or property, for the benefit of the Lender.

5.2	Investment Property

(a)	Until the occurrence of an Event of Default which is continuing, the Grantor shall be entitled to exercise all voting rights in respect of the Pledged Securities and to give consents, waivers, directions, notices and ratifications and take other action in respect thereof, provided, however, that no votes shall be cast or consent, waiver, direction, notice or ratification given or action taken which would:

(i)	be prejudicial to the Security Interest;

(ii)	impair or reduce the value of or restrict the transferability of the Pledged Securities; or

(iii)	be inconsistent with or violate any provisions of this Agreement or the Loan Agreement or the Purchase Agreement.

(b)	Until the occurrence of an Event of Default which is continuing, if any of the Pledged Securities held by a Grantor are registered in the Lender’s, its agent’s or nominee’s name, the Lender, on the Grantor’s written request, shall execute and deliver or cause its agent or nominee to execute and deliver to the Grantor suitable proxies, voting powers or powers of attorney in favour of the Grantor or its nominee or nominees for voting or taking any other action the Grantor is permitted to take in respect of such Pledged Securities.

5.3	Dividends and Distributions

Until the occurrence of an Event of Default that is continuing, the Grantor shall be entitled to receive and deal with (except as restricted by this Agreement, the Loan Agreement, any other written agreement between the Lender and the Grantor, or any Control Agreement) any interest and regular cash dividends and other distributions at any time payable on or with respect to the Pledged Securities held by the Grantor, and the Lender shall immediately deliver to the Grantor the interest or regular cash dividends received by the Lender.

5.4	Rights and Duties of the Lender

Upon the occurrence of an Event of Default that is continuing, all of the Grantor’s rights pursuant to Sections 5.1, 5.2 and 5.3 shall cease and the Lender may enforce the Grantor’s rights with respect to the Pledged Securities held by the Grantor. Upon an Event of Default which is

PLEDGE AND SECURITY AGREEMENT

continuing, the Grantor shall and shall be deemed to hold all Pledged Securities not under the control of the Lender in trust, separate and apart from other property and assets of the Grantor, for the benefit of the Lender, and shall forthwith transfer control of such Pledged Securities to the Lender, or its nominee or agent, as the Lender may direct. The Lender and its nominee shall not have any duty of care with respect to the Pledged Securities other than to use the same care in the custody and preservation of the Pledged Securities as it would with its own property. The Lender or its nominee may take no steps to defend or preserve the Grantor’s rights against the claims or demands of others. The Lender or its nominee, however, shall use its reasonable best efforts to give the applicable Grantor notice of any claim or demand of which it becomes aware to permit the Grantor to have a reasonable opportunity to defend or contest the claim or demand.

ARTICLE 6

REMEDIES

6.1	Lender’s Rights and Remedies

If any Event of Default shall occur and be continuing, all of the Obligations shall, at the Lender’s option and without notice to the Grantor, become immediately due and payable and the Lender may, in its discretion and in accordance with the Loan Agreement, proceed to immediately enforce payment and performance of the Obligations and to exercise any or all of the rights and remedies contained in this Agreement and the Loan Agreement, or otherwise afforded by Applicable Law, in equity or otherwise. The Lender shall have the right to enforce one or more remedies successively or concurrently in accordance with Applicable Law and the Lender expressly retains all rights and remedies not inconsistent with the provisions in this Agreement including all the rights it may have under the PPSA. The Grantor acknowledges that, if any Event of Default shall occur, the Pledged Securities could be subject to an immediate and significant deterioration in value and, as a result, the Grantor acknowledges and agrees that the Lender shall be permitted to immediately exercise its rights and remedies in this Section 6 without notice to the Grantor or any other Person, and the Grantor acknowledges that such immediate action is commercially reasonable. Without limitation, the Lender may, upon the occurrence of any Event of Default which is continuing and to the extent permitted by applicable law:

(a)	Appointment of Receiver – Appoint by instrument in writing a receiver (which term shall include a receiver and manager or agent) of the Grantor and of all or any part of the Pledged Securities and remove or replace such receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a receiver. Any such receiver appointed by the Lender, with respect to responsibility for its acts, shall, to the extent permitted by Applicable Law, be deemed the agent of the Grantor and not of the Lender. Where the “Lender” is referred to in this Article the reference includes, where the context permits, any receiver so appointed and the officers, employees, servants or agents of such receiver;

(b)	Retain the Pledged Securities – Immediately, and without notice to the Grantor or to any other Person, retain and administer the Pledged Securities in the Lender’s sole and unfettered discretion, which discretion the Grantor acknowledges is commercially reasonable;

PLEDGE AND SECURITY AGREEMENT

(c)	Dispose of the Pledged Securities – Dispose of any Pledged Securities by public auction, private tender or private contract with or without notice, advertising or any other formality, all of which are waived by the Grantor to the extent permitted by Applicable Law. The Lender may, to the extent permitted by Applicable Law, at its discretion, establish the terms of such disposition, including terms and conditions as to credit, upset, reserve bid or price. All payments made pursuant to such dispositions shall be credited against the Obligations only as they are actually received. The Lender may, to the extent permitted by Applicable Law, enter into, rescind or vary any contract for the disposition of any Pledged Securities and may dispose of any Pledged Securities again without being answerable for any related loss. Any such disposition may take place whether or not the Lender has taken possession of the Pledged Securities;

(d)	Investment Property –

(i)	Exercise of Rights – Direct, by written notice to the applicable Grantor and to an officer of the issuer of the Pledged Securities or to any securities intermediary or futures intermediary in respect of the Pledged Securities, as may be applicable, that all or part of the rights of the Grantor in the Pledged Securities, including the right to vote, give consents, entitlement orders, instructions, directions, waivers or ratifications and take other actions and receive interest or regular cash dividends, payments or other distributions shall cease, and upon such election all such rights shall become vested in the Lender or as it may direct;

(ii)	Rights as Owners – Immediately, and without notice to the Grantor or to any other Persons, exercise any or all of the rights and privileges attaching to the Pledged Securities and deal with the Pledged Securities as if the Lender were the absolute owner of the Pledged Securities (including the right to exchange at its discretion, any and all of the Investment Property upon the issuer’s amalgamation, merger, consolidation, reorganization, recapitalization, restructuring or other readjustment or upon the issuer’s exercise of any right, privilege or option pertaining to any of the Pledged Securities and to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar, securities intermediary, futures intermediary, clearing agency or other designated agency upon such terms and conditions as it may determine) and collect, draw upon, receive, appropriate and sell all or any part of the Pledged Securities and the Grantor acknowledges that exercising such rights and remedies immediately upon the occurrence and continuation of an Event of Default is commercially reasonable;

(iii)	Application to Debt – Apply any dividends, interest, distributions and other payments payable to the Lender in respect of the Pledged Securities to the Obligations, in any manner as the Lender, in its absolute discretion, shall deem appropriate.

(e)	Bankruptcy Claims – File proofs of claims or other documents as may be necessary or desirable to have its claim lodged in any bankruptcy, winding-up, liquidation, arrangement, dissolution or other proceedings (voluntary or otherwise) relating to the Grantor;

PLEDGE AND SECURITY AGREEMENT

(f)	Enforcing Third Party Obligations – In the Grantor’s name, perform, at the Grantor’s expense, any and all of the Grantor’s obligations or covenants relating to the Pledged Securities and enforce performance by any other parties of their obligations in relation to the Pledged Securities and settle any disputes with other parties upon terms that the Lender deems appropriate, in its discretion;

(g)	Payment of Deficiency – If the proceeds of realization are insufficient to pay all monetary Obligations, the Grantor shall forthwith pay or cause to be paid to the Lender any deficiency and the Lender may sue the Grantor to collect the amount of such deficiency; or

(h)	Dealing with Pledged Securities – Subject to Applicable Law, seize, collect, realize, borrow money on the security of, release to third parties, sell (by way of public or private sale), lease or otherwise deal with the Pledged Securities in such manner, upon such terms and conditions, at such time or times and place or places and for such consideration as may seem to the Lender advisable and without notice to the Grantor, which such action the Grantor acknowledges is commercially reasonable. The Lender may charge on its own behalf and pay to others sums for expenses incurred and for services rendered (expressly including legal, consulting, broker, management, receivership and accounting fees) in or in connection with seizing, collecting, realizing, borrowing on the security of, selling or obtaining payment of the Pledged Securities and may add all such sums to the Obligations.

6.2	Allocation of proceeds

All monies collected or received by the Lender in respect of the Pledged Securities shall be applied by the Lender in accordance with the Loan Agreement.

6.3	Waivers and Extensions

Subject to the terms of the Loan Agreement, the Lender may waive default or any breach by the Grantor of any of the provisions contained in this Agreement pursuant to the Loan Agreement. No waiver shall extend to a subsequent breach or default, whether or not the same as or similar to the breach or default waived and no act or omission of the Lender shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default of the Grantor or the rights of the Lender resulting therefrom. Any such waiver must be in writing and signed by the Lender as required pursuant to the terms of the Loan Agreement to be effective.

Subject to the terms of the Loan Agreement, the Lender may also grant extensions of time, forbearance, indulgences or other accommodations, take and give up securities, accept compositions, grant releases and discharges, release the Pledged Securities to third parties and otherwise deal with the Grantor’s guarantors or sureties and others and with the Pledged Securities and other securities (collectively, the “Waivers”) as the Lender may see fit without prejudice to the liability of the Grantor to the Lender, or the Lender’s rights, remedies and

PLEDGE AND SECURITY AGREEMENT

powers under this Agreement. No extensions of any Waiver now, heretofore or hereafter given by the Lender to the Grantor shall operate as a waiver, alteration or amendment of the rights of the Lender or otherwise preclude the Lender from enforcing such rights.

6.4	Remedies Cumulative and Waivers

For greater certainty, it is expressly understood and agreed that the rights and remedies of the Lender under this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by Applicable Law or equity; and any single or partial exercise by the Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Agreement shall not be deemed to be a waiver of, or to alter, affect or prejudice, any other right or remedy to which the Lender may be lawfully entitled for such default or breach. Any waiver by the Lender of the strict observance, performance or compliance with any term, covenant, condition or other matter contained in this Agreement and any indulgence granted, either expressly or by course of conduct by the Lender shall be effective only in the specific instance and for the purpose for which it was given and shall be deemed not to be a waiver of any right or remedy of the Lender under this Agreement as a result of any other default or breach under this Agreement.

6.5	Effect of Possession or Receiver

Upon the occurrence of an Event of Default which is continuing, all powers, functions, rights and privileges of the Grantor and the directors and officers of the Grantor with respect to the Pledged Securities shall cease, unless specifically continued by the written consent of the Lender or the receiver.

6.6	Sale of Pledged Securities

The Lender shall give to the applicable Grantor notice of any sale pursuant to Subsection 6.1. Any sale pursuant to this Section 6.6 may be made, whether commercially reasonable or not, with or without any special condition as to the upset price, reserve bid, title or evidence of title or other matter and may be made from time to time as the Lender in its sole discretion deems fit, with power to vary or rescind any sale or buy in at any public sale and resell without being answerable for any loss. The Lender may sell the Pledged Securities for a consideration payable by instalments either with or without taking security for the payment of the instalments and may make and deliver to any purchaser good and sufficient conveyances of the Pledged Securities and give receipts for the purchase money, and the sale shall be a perpetual bar, both at law and in equity, against the Grantor and all those claiming an interest by, from, through or under the Grantor. If there is a sale pursuant to this Section 6.6, the Grantor agrees to provide all information, certificates and consents required under Applicable Laws or under the rules, by-laws or policies of the exchanges on which any of the Pledged Securities may be listed and posted for trading to permit the sale of the Pledged Securities in compliance with the Applicable Laws, rules, by-laws or policies.

Without limiting the generality of Section 6.1, the Grantor acknowledges that when disposing of any of the Pledged Securities, the Lender may be unable to effect a public sale of any or all of the Pledged Securities, or to sell any or all of the Pledged Securities as a control block sale at more than a stated premium to the “market price” of any securities forming part of the Pledged Securities, by reason of certain provisions contained in the Securities Act (Ontario) and

PLEDGE AND SECURITY AGREEMENT

applicable securities laws of other jurisdictions but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Securities as principal and to comply with any other resale restrictions provided for in the Securities Act (Ontario) and other applicable securities Laws. The Grantor acknowledges and agrees that any private sale may result in prices and other terms less favourable to the Grantor than if the sale were a public sale or a control block sale and, notwithstanding such circumstances, agrees that any private sale shall not be deemed to have been made in a commercially unreasonable manner solely by reason of its being a private sale. The Lender shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the issuer of the Pledged Securities to qualify the Pledged Securities for public sale under the Securities Act (Ontario) or under applicable securities Laws of other jurisdictions even if the issuer would agree to do so, or to permit a prospective purchaser to make a formal offer to all or substantially all holders of any class of securities forming any part of the Pledged Securities.

In addition, since United States federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Securities may be effected, the Grantor agrees that the Lender may attempt to sell in the United States all or any part of the Pledged Securities by a private placement. In so doing, the Lender may solicit offers to buy all or any part of the Pledged Securities for cash, from a limited number of investors deemed by the Lender, in its sole discretion, to be responsible parties who might be interested in purchasing the Pledged Securities. If the Lender shall solicit offers from not less than five investors, then the acceptance by the Lender of the highest offer obtained shall be deemed to be a commercially reasonable method of disposition of the Pledged Securities.

6.7	Limitation of Liability

The Lender shall not be liable or accountable:

(a)	by reason of taking possession of all or any of the Pledged Securities, to account as mortgagee in possession or for anything except actual receipts, or for any loss on realization or any act or omission for which a Secured Party in possession might be liable;

(b)	for any failure to (i) exercise or exhaust any of its rights and remedies, (ii) take possession of, seize, collect, realize, sell, lease or otherwise dispose of or obtain payment for the Pledged Securities, or (iii) protect the Pledged Securities from depreciating in value or becoming worthless, absent gross negligence, and shall not, in each case, be bound to institute proceedings for such purposes or for the purpose of preserving any rights, remedies or powers of the Lender, the Grantor or any other Person in respect of same; except where any failure to do so is as a result of gross negligence or wilful misconduct of the Lender.

The Lender shall not by virtue of these presents be deemed to be a mortgagee in possession of the Pledged Securities. The Grantor releases and discharges the Lender and the receiver from every claim of every nature, whether sounding in damages or not, which may arise or be caused to the Grantor or any Person claiming through or under the Grantor by reason or as a result of anything done or not done by the Lender or any successor or assign claiming through or under the Lender or the receiver under the provisions of this Agreement unless such claim be the result of dishonesty or gross negligence.

PLEDGE AND SECURITY AGREEMENT

ARTICLE 7

POWER OF ATTORNEY

7.1	Grant

Effective upon the occurrence and during the continuance of an Event of Default, the Grantor hereby irrevocably appoints the Lender as its attorney, with full power of substitution, in its name and on its behalf, to execute, deliver and do all such acts, deeds, leases, documents, transfers, demands, conveyances, assignments, contracts, assurances, consents, financing statements and things as the Grantor has herein agreed to execute, deliver or do or as may be required by the Lender or any receiver to give effect to this Agreement or in the exercise of any rights, powers or remedies hereby conferred on the Lender, and generally to use the name of the Grantor, as applicable in the exercise of all or any of the rights, powers or remedies hereby conferred on the Lender. This appointment, coupled with an interest, shall not be revoked by the insolvency, bankruptcy, dissolution, liquidation or other termination of the existence of the Grantor or for any other reason.

ARTICLE 8

GENERAL

8.1	Expenses

The Grantor shall pay all reasonable expenses, disbursements and advances (including the reasonable fees and disbursements of legal counsel and all other advisors, agents and assistants) incurred by the Lender in connection with the negotiation, preparation and execution of this Agreement and the perfection, protection of and enforcement under this Agreement, advice with respect to this Agreement, and those arising in connection with the delivery, control, realization, disposition, retention, protection or collection of any Pledged Securities and the protection or enforcement of the rights, remedies and powers of the Lender or any receiver and those incurred for perpetual registration of any financing statement registered in connection with the Security Interests. All amounts for which the Grantor is required under this Agreement to reimburse the Lender or any receiver shall bear interest from time to time at the rate of interest per annum equal to the highest rate of interest applicable to any other Obligations owed to the Lender and denominated in the same currency, from the date incurred, made or borrowed until paid in full.

8.2	Demand Obligations

The fact that this Agreement provides for Events of Default and rights of acceleration shall not derogate from the nature of any Obligation which is payable on demand.

8.3	Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered pursuant to the Loan Agreement.

PLEDGE AND SECURITY AGREEMENT

8.4	Continuing Security

The Security Interest is not in substitution for any other security for the Obligations or for any other agreement between the parties creating a security interest in all or part of the Pledged Securities, whether made before or after this Agreement, and such security and such agreements shall be deemed to be continuing and not affected by this Agreement unless the Lender and the Grantor expressly provide to the contrary in writing.

8.5	Amendment

No amendment, supplement, modification or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any party, shall be binding unless executed in writing by the necessary Persons as required pursuant to the Loan Agreement.

8.6	Assignment and Enurement

This Agreement may be assigned by the Lender to a successor as permitted under the Loan Agreement and any such assignee shall be entitled to exercise any and all discretions, powers and rights of the Lender under this Agreement. No Grantor may assign this Agreement or any of its rights or obligations under this Agreement. All of the Lender’s rights under this Agreement shall enure to the benefit of its successors and assigns and all of the Grantor’s obligations under this Agreement shall bind the Grantor and its successors and assigns.

8.7	Further Assurances

The Grantor shall at all times do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and shall provide such further documents or instruments required by the Lender as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, and for the better granting, transferring, assigning, charging, setting over, assuring, confirming or perfecting the Security Interest and the priority accorded to them by Applicable Law or under this Agreement.

8.8	Filings

The Grantor covenants and agrees with the Lender that to the extent possible prior to, and otherwise immediately after, the execution of this Agreement it shall register, file or record, or cause to be registered, filed or recorded, this Agreement in all registry offices in all registration divisions where such registration, filing or recording is necessary or of advantage in relation to the creation, perfection, preservation, enforcement or priority of the Liens granted or created thereby as determined by Counsel or the Lender. The Grantor shall cause, at the applicable Grantor’s expense, this Agreement to be registered, filed, recorded and renewed in all offices in all jurisdictions where such registration, filing or recording is necessary or desirable for the creation, enforceability, perfection, priority, preservation and maintenance of this Agreement or as the Lender may from time to time reasonably require. The Grantor agrees that it shall pay, or indemnify the Lender and the Lender against, any and all stamp duties, registration, filing and recordation fees and similar taxes or charges which may be payable or determined to be payable by the Lender or the Lender in connection with the execution, delivery, performance, registration

PLEDGE AND SECURITY AGREEMENT

or enforcement of this Agreement or any action taken under or transaction contemplated by this Agreement. The Lender is, however, authorized, at its option, but shall have no obligation, to make such registrations, filings or recordings or such re-registrations, re-filings or re-recordings against any of the Grantor as it may deem necessary or appropriate to perfect, maintain or protect the security interest created under this Agreement.

8.9	Execution and Delivery

This Agreement may be executed by the parties in counterparts and may be executed and delivered by facsimile or other electronic means and all such counterparts, facsimiles or other electronic means shall together constitute one and the same agreement.

The Grantor acknowledges receiving a copy of this Agreement, and further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

8.10	Security Interests Effective Immediately

Neither the execution of, nor any filing with respect to, this Agreement shall obligate the Lender to make any advance or loan or further advance, or bind the Lender to grant or extend any credit to the Grantor, but the Security Interests shall take effect forthwith upon the execution of this Agreement by the Grantor.

8.11	Reasonableness

The Grantor acknowledges that the provisions of this Agreement and, in particular, those respecting rights, remedies and powers of the Lender and any receiver against the Grantor and any Pledged Securities upon the occurrence of an Event of Default, are commercially reasonable and not manifestly unreasonable.

8.12	Attornment

Each of the parties irrevocably submits to the non-exclusive jurisdiction of any court in the Province of Ontario for the purposes of any legal or equitable suit, action or proceeding in connection with this Agreement.

8.13	Lender

The Lender shall have all of the rights, benefits, immunities, privileges and indemnities set forth in the Loan Agreement, all of which are incorporated by reference herein mutatis mutandis. All of the provisions incorporated herein pursuant to this Section 8.13 and stated to survive the termination of the Loan Agreement and repayment of the Obligations shall survive the termination of the Loan Agreement and repayment of the Obligations and remain incorporated herein.

PLEDGE AND SECURITY AGREEMENT

8.14	Counterparts; Integration; Effectiveness

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Lender and when the Lender has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, facsimile or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

[signature pages follow]

PLEDGE AND SECURITY AGREEMENT

IN WITNESS OF WHICH the Grantor and the Lender have duly executed this Agreement as of the date first written above.

GMAC RESIDENTIAL FUNDING OF CANADA, LIMITED, as Grantor

By:	/s/ Tracie Tesser
	Name:	Tracie Tesser
	Title:	President

PLEDGE AND SECURITY AGREEMENT

GMAC LLC, as Lender

By:	/s/ David C. Walker
	Name:	David C. Walker
	Title:	Group Vice President and Treasurer

PLEDGE AND SECURITY AGREEMENT

SCHEDULE 4.1(B)

ISSUERS

Issuer	Jurisdiction	Registered and head office
1020491 Alberta Limited	Alberta	421-7 Avenue SW, Suite 3300, Calgary, Alberta, T2P 4K9, Canada

ResMor Capital Corporation	Alberta	421-7 Avenue SW, Suite 3300, Calgary, Alberta, T2P 4K9, Canada

PLEDGE AND SECURITY AGREEMENT

SCHEDULE 4.1(D)

PLEDGED SECURITIES

Grantor	Issuer	Class of Shares/Units	Share/Unit Certificate Number(s)	Number of Shares/Units	Percentage of Outstanding Shares/Units
GMAC Residential Funding of Canada, Limited	1020491 Alberta Ltd.	Common	4C	9,885,613.35	100%
GMAC Residential Funding of Canada, Limited	ResMor Capital Corporation	Class B Common	18BC	38,665	38.67%
GMAC Residential Funding of Canada, Limited	ResMor Capital Corporation	Class A Common	17A	1,508	0.006%
GMAC Residential Funding of Canada, Limited	ResMor Capital Corporation	Class A Common	A-18	25,000,000	99.95%

PLEDGE AND SECURITY AGREEMENT

S-4